UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2009

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hannah Way, Rossville, Georgia	30741
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (706) 861-3347

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Thursday, December 3, 2009, the Board of Directors of American Consumers, Inc., d/b/a Shop Rite (the “Company” or “ACI”) took the following actions to address the vacancies in the Company’s Board of Directors and executive management structure created by the death of the Company’s late Chairman of the Board, President and Chief Executive Officer, Michael A. Richardson:

•
Paul R. Cook, age 59, a director who had previously served as Executive Vice President, Treasurer, and Chief Financial Officer of ACI since 1991, was promoted to the positions of Chairman of the Board, President and Chief Executive Officer of the Company.  Mr. Cook will also continue, on an interim basis, to serve as the Company’s Chief Financial Officer and Treasurer while the Company conducts a search for his replacement in those roles.

•
Todd Richardson, age 36, who had previously served as Director of Meat Operations for ACI, was elected to the Board of Directors and appointed to the Company’s Executive Committee to fill the respective vacancies created by the death Michael Richardson, and also was promoted to the positions of Executive Vice President and Chief Operating Officer of the Company.

Prior to Thursday’s actions, Todd Richardson, who is the son of ACI’s late Chairman Michael A. Richardson and the great-nephew of director Thomas L. Richardson, had served as ACI’s Director of Meat Operations for the past four years, with responsibility for the overall supervision of purchasing, advertising and operations functions for the meat markets in all eight of the Company’s grocery stores.  Prior to that time, Mr. Richardson served as assistant to the Company’s Director of Meat Operations.

In connection with these appointments, the Board of Directors also approved, upon the recommendation of management and approval by the Board’s Compensation Committee, the following new annual base salaries for Mr. Cook and Mr. Richardson (effective January 1, 2010), as well as the following levels for potential, discretionary fiscal year end bonuses based on a percentage of the Company’s annual net income:

Officer Name & Title	New Annual Salary	Fiscal 2010 Bonus Percentage
Paul R. Cook Chairman of the Board, President & Chief Executive Officer	$72,800	5%
Todd Richardson Executive Vice President & Chief Operating Officer	$57,200	3%

Both Mr. Cook and Mr. Richardson will also be compensated for their service as employee directors of the Company as described in ACI’s proxy statement for the Company’s 2009 Annual Meeting.

Item 7.01                 Regulation FD Disclosure.

The Company’s press release announcing these actions is attached as Exhibit 99.1.

Item 9.01                 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release – Shop Rite Announces Management Changes Following Death of Chairman and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CONSUMERS, INC.

Date: December 7, 2009	By:	/s/ Paul R. Cook
Paul R. Cook
Chief Executive Officer